                                                                   EXHIBIT 10.16

--------------------------------------------------------------------------------

               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                          CROSSWORLDS SOFTWARE, INC.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1 ACCOUNTING AND OTHER TERMS......................................................................................4
  --------------------------

2 LOAN AND TERMS OF PAYMENT.....................................................................................  4
  -------------------------
         2.1 Credit Extensions..................................................................................  4
         2.2 Overadvances.......................................................................................  5
         2.3 Interest Rate, Payments............................................................................  5
         2.4 Fees...............................................................................................  6

3 CONDITIONS OF LOANS...........................................................................................  6
  -------------------
         3.1 Conditions Precedent to Initial Credit Extension...................................................  6
         3.2 Conditions Precedent to all Credit Extensions......................................................  6

4 CREATION OF SECURITY INTEREST.................................................................................  7
  -----------------------------
         4.1 Grant of Security Interest.........................................................................  7


5 REPRESENTATIONS AND WARRANTIES................................................................................  7
  ------------------------------
         5.1 Due Organization and Authorization.................................................................  7
         5.2 Collateral.........................................................................................  7
         5.3 Litigation.........................................................................................  8
         5.4 No Material Adverse Change in Financial Statements.................................................  8
         5.5 Solvency...........................................................................................  8
         5.6 Regulatory Compliance..............................................................................  8
         5.7 Subsidiaries.......................................................................................  8
         5.8 Full Disclosure....................................................................................  8

6 AFFIRMATIVE COVENANTS.........................................................................................  9
  ---------------------
         6.1 Government Compliance..............................................................................  9
         6.2 Financial Statements, Reports, Certificates........................................................  9
         6.3 Inventory; Returns.................................................................................  9
         6.4 Taxes..............................................................................................  9
         6.5 Insurance.......................................................................................... 10
         6.6 Primary Accounts................................................................................... 10
         6.7 Financial Covenants................................................................................ 10
         6.8 Registration of Intellectual Property Rights....................................................... 10
         6.9 Further Assurances................................................................................. 10

7 NEGATIVE COVENANTS............................................................................................ 10
  ------------------
         7.1 Dispositions....................................................................................... 10
         7.2 Changes in Business, Ownership, Management or Business Locations................................... 11
         7.3 Mergers or Acquisitions............................................................................ 11
         7.4 Indebtedness....................................................................................... 11
         7.5 Encumbrance........................................................................................ 11
         7.6 Distributions; Investments......................................................................... 11
         7.7 Transactions with Affiliates....................................................................... 11
         7.8 Subordinated Debt.................................................................................. 11
         7.9 Compliance......................................................................................... 11

8 EVENTS OF DEFAULT............................................................................................. 12
  -----------------
         8.1 Payment Default.................................................................................... 12
         8.2 Covenant Default................................................................................... 12

         8.3 Material Adverse Change............................................................................ 12
         8.4 Attachment......................................................................................... 12
         8.5 Insolvency......................................................................................... 12
         8.6 Other Agreements................................................................................... 12
         8.7 Judgments.......................................................................................... 13
         8.8 Misrepresentations................................................................................. 13


9 BANK'S RIGHTS AND REMEDIES.................................................................................... 13
  --------------------------
         9.1 Rights and Remedies................................................................................ 13
         9.2 Power of Attorney.................................................................................. 13
         9.3 Accounts Collection................................................................................ 14
         9.4 Bank Expenses...................................................................................... 14
         9.5 Bank's Liability for Collateral.................................................................... 14
         9.6 Remedies Cumulative................................................................................ 14
         9.9 Demand Waiver...................................................................................... 14

10 NOTICES...................................................................................................... 14
   -------

11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER................................................................... 14
   ------------------------------------------

12 GENERAL PROVISIONS........................................................................................... 15
   ------------------
         12.1 Successors and Assigns............................................................................ 15
         12.2 Indemnification................................................................................... 15
         12.3 Time of Essence................................................................................... 15
         12.4 Severability of Provision......................................................................... 15
         12.5 Amendments in Writing, Integration................................................................ 15
         12.6 Counterparts...................................................................................... 15
         12.7 Survival.......................................................................................... 15
         12.8 Confidentiality................................................................................... 16
         12.9 Effect of Amendment and Restatement............................................................... 16
         12.10 Attorneys' Fees, Costs and Expenses.............................................................. 16

13 DEFINITIONS.................................................................................................. 16
   -----------
         13.1 Definitions....................................................................................... 16

       This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated September 18, 2000 and effective as of June 30, 2000, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and CrossWorlds Software, Inc. ("Borrower"), formerly known as Crossroads Software, Inc., whose address is 577 Airport Blvd., Burlingame, California 94010.


                                   RECITALS

       A. Bank and Borrower are parties to that certain Loan and Security Agreement dated December 10, 1996, as amended by that certain First Amendment to Loan and Security Agreement dated September 29, 1997, that certain Second Amendment to Loan and Security Agreement dated October 28, 1998, and various Loan Modification Agreements, among other documents, (collectively, as so amended, the "Original Agreement").

       B. Borrower and Bank desire in this Agreement to set forth their agreement with respect to certain loans and to amend and restate in its entirety without novation the Original Agreement in accordance with the provisions hereof.

                                   AGREEMENT

       The parties agree as follows:

1      ACCOUNTING AND OTHER TERMS
       --------------------------

       Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.


2      LOAN AND TERMS OF PAYMENT
       -------------------------

2.1    Credit Extensions.

       Borrower will pay to Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1  Revolving Advances.

       (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iii) the FX Reserve, and minus (iv) amounts outstanding for Cash Management Services. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

       (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

       (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances shall be immediately due and payable.

2.1.2  Letters of Credit Sublimit.

       Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances minus amounts outstanding for Cash Management Services, minus the FX Reserve; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $7,500,000 minus amounts outstanding for Cash Management Services, minus the FX Reserve. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, provided Borrower's reimbursement obligation must be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

2.1.3  Foreign Exchange Sublimit.

       If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract (the "FX Reserve") from the foreign exchange sublimit which is a maximum of $7,500,000 minus amounts outstanding for Cash Management Services, minus the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

2.1.4  Cash Management Services Sublimit.

       If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may use Bank's Cash Management Services up to an amount equal to $7,500,000 minus the FX Reserve, minus the face amount of outstanding Letters of Credit (including drawn but reimbursed Letters of Credit.) Cash Management Services may include merchant services, direct deposit of payroll, business credit cards, and check cashing services identified in various cash management services agreements related to such services. The aggregate balance outstanding on business credit cards shall reduce the amount otherwise available to be borrowed under the Committed Revolving Line by a factor of 1.25. All amounts paid or incurred by Bank with respect to any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.1.5  Term Loan.

       Borrower is indebted to Bank for an equipment term loan that has a principal balance of $722,222.12 as of September 18, 2000, and is evidenced by Note #1100041297 ("Term Loan"). Borrower will continue to pay the Term Loan in monthly installments of $55,555.56 for principal plus all accrued interest on September 29, 2000 and on the 29th day of each month thereafter through September 27, 2001, when all outstanding principal and accrued interest shall be paid in full.

2.2    Overadvances.

       If Borrower's aggregate Obligations under Section 211, 212, 2.1.3 and
2.1.4 exceed the lesser of the Committed Revolving Line or the Borrowing Base, Borrower must immediately pay Bank the excess.

2.3    Interest Rate, Payments.

       (a) Interest Rate. (i) Advances accrue interest on the outstanding principal balance at a per annum rate of 0.50 percentage points above the Prime Rate; and (ii) the Term Loan accrues interest at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percentage points above the rate effective immediately before the Event of Default. Each interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

       (b) Payments. Accrued interest on the Committed Revolving Line is payable on the 29/th/ day of each month. Bank may debit any of Borrower's deposit accounts, including account no. 3300018867, for principal and interest payments or any other amounts that Borrower owes to Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4    Fees.

       Borrower will pay to Bank each of the following:

       (a) Facility Fee. A fully earned, non-refundable Facility Fee of $25,000 for the Committed Revolving Line due on the Closing Date.

       (b) Unused Commitment Fee. A commitment fee equal to 0.25% per annum of the average unused portion of the Committed Revolving Line. Such fee shall be payable in quarterly installments on the 15/th/ day of the month following each calendar quarter. Each quarterly installment shall be calculated balance of the average unused portion of the Committed Revolving Line during such quarter, provided that the fee for the quarter ending on September 30, 2000 shall be pro-rated and payable only for the period from the date of this Agreement through September 30, 2000.

       (c) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, as and when they become due.

3      CONDITIONS OF LOANS
       -------------------

3.1    Conditions Precedent to Initial Credit Extension.

       Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it shall have received the following in form and substance satisfactory to Bank:

       (a)  this Agreement, duly executed;

       (b) a certificate of the Secretary of Borrower with respect to incumbency, and resolutions of Borrower's Board of Directors authorizing the execution and delivery of this Agreement;

       (c)  the duly executed IP Security Agreement;

       (d)  a duly executed UCC-2 Amendment;

       (e)  an insurance certificate;

       (f)  payment of the fees and Bank Expenses then due as set forth in
Section 2.4 of this Agreement; and

       (g) such other documents and evidence of completion of such other actions as Bank may reasonably request.

3.2    Conditions Precedent to all Credit Extensions.

       Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

       (a) timely receipt of any Payment/Advance Form; and

       (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4      SECURITY INTEREST
       -----------------

4.1    Grant of Security Interest.

       Borrower grants to Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, the security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2    Acknowledgement of Existing Security Interest.

       Borrower acknowledges and reaffirms Bank's existing security interest created pursuant to the Original Agreement to secure all Obligations and performance of each of Borrower's duties under the Original Agreement and the Loan Documents.

5      REPRESENTATIONS AND WARRANTIES
       ------------------------------

       Borrower represents and warrants as follows:

5.1    Due Organization and Authorization.

       Borrower and each Subsidiary is duly organized, existing and in good standing in its state of formation and is qualified, licensed to do business, and in good standing in any state in which the conduct of its business or its ownership of property so requires, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

       The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2    Collateral.

       Borrower has good title to the Collateral, free of Liens except Permitted Liens. All Accounts are owned by Borrower itself, and not by a Subsidiary. Invoices for all Accounts are issued by Borrower at its headquarters in Burlingame, California, and all Accounts are payable to Borrower there. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3    Litigation.

       Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4    No Material Adverse Change in Financial Statements.

       All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5    Solvency.

       The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6    Regulatory Compliance.

       Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7    Subsidiaries.

       Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8    Full Disclosure.

       No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It is recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6      AFFIRMATIVE COVENANTS
       ---------------------

       Borrower will do all of the following:

6.1    Government Compliance.

       Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2    Financial Statements, Reports, Certificates.

       (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (vi) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

       (b) Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

       (c) Within 30 days after the last day of each month, and within 120 days, after the last day of its fiscal year, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

       (d) Bank has the right to audit Borrower's Collateral at Borrower's expense, and the audits will be conducted once per year unless an Event of Default has occurred and is continuing, in which case audits may be conducted at any time in the sole discretion of the Bank.

6.3    Inventory; Returns.

       Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000.

6.4    Taxes.

       Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5    Insurance.

       Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a Bank's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6    Primary Accounts.

       Borrower will maintain its primary depository and operating accounts with Bank.

6.7    Financial Covenants.

       Borrower will comply with the following:

       (i) Quick Ratio (Adjusted). Borrower will maintain as of the last day of each month a ratio of Quick Assets to Current Liabilities minus the current portion of Borrower's Subordinated Debt to Comdisco minus Deferred Revenue; of at least 2.50 to 1.00.

       (ii) Maximum Loss. The aggregate net loss of Borrower and its Subsidiaries (excluding amortization of stock-based compensation or in-process R&D charges, goodwill or other intangible asset amortization, or any other extraordinary non-cash item resulting from Borrower's acquisition of at least 50% of a non-affiliate company) will not exceed $10,000,000 in the quarter ending September 30, 2000, $9,300,000 in the quarter ending December 31, 2000, or $7,500,000 in the quarter ending March 31, 2001.

6.8    Registration of Intellectual Property Rights.

       Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office its Intellectual Property within 30 days of the date of this Agreement, and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party.

       Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9    Further Assurances.

       Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7      NEGATIVE COVENANTS
       ------------------

       Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld:

7.1    Dispositions.

       Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or
(iii) of worn-out or obsolete Equipment.

7.2    Changes in Business, Ownership, Management or Business Locations.

       Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management (other than the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Bank) of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.3    Mergers or Acquisitions.

       Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4    Indebtedness.

       Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5    Encumbrance.

       Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6    Distributions; Investments.

       Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7    Transactions with Affiliates.

       Directly or indirectly enter into or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8    Subordinated Debt.

       Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt and as permitted by the Subordination Agreement, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9    Compliance.

       Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8    EVENTS OF DEFAULT
     -----------------

     Any one of the following is an Event of Default:

8.1  Payment Default.

     If Borrower fails to pay any of the Obligations within 3 days after its due date. During the 3-day additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2  Covenant Default.

     If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, in any Loan Document, or in any agreement between Borrower and Bank. As to any non-payment default that can be cured, if Borrower has not cured the default within 10 days after it occurs; however if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within the 10-day period, but the default may be cured within a reasonable time, then Borrower shall have an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3  Material Adverse Change.

     (i) If there occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral (other than normal depreciation) which is not covered by adequate insurance or (ii) if the Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants in
Section 6 during the next succeeding financial reporting period (in either case, a "Material Adverse Change").

8.4  Attachment.

     If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5  Insolvency.

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6  Other Agreements.

     If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7  Judgments.

     If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8  Misrepresentations.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9    BANK'S RIGHTS AND REMEDIES
     --------------------------

9.1  Rights and Remedies.

     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 85 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's packaging materials, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, marketing and advertising materials, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

     (g)  Dispose of the Collateral according to the Code.

9.2  Power of Attorney.

     Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3  Accounts Collection.

     When an Event of Default occurs and continues, Bank may notify any Person that is indebted to Borrower on any Account or other obligation of Bank's security interest in such obligation, verify the amount, and take action to collect it. Borrower will collect all proceeds of such obligations in trust for Bank and, if requested by Bank, immediately deliver the proceeds to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4  Bank Expenses.

     If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 65, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5  Bank's Liability for Collateral.

     If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6  Remedies Cumulative.

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7  Demand Waiver.

     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10   NOTICES
     -------

     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11   CHOICE OF LAW,  VENUE AND JURY TRIAL WAIVER
     -------------------------------------------

     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12     GENERAL PROVISIONS
       ------------------

12.1   Successors and Assigns.

       This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2   Indemnification.

       Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3   Time of Essence.

       Time is of the essence for the performance of all obligations in this Agreement.

12.4   Severability of Provision.

       Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5   Amendments in Writing, Integration.

       All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6   Counterparts.

       This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7   Survival.

       All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8   Confidentiality.

       In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9   Effect of Amendment and Restatement.

       This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All Credit Extensions or loans outstanding under the Original Agreement are and shall continue to be outstanding under this Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

12.10  Attorneys' Fees, Costs and Expenses.

       In any action or proceeding between Borrower and Bank arising out of or related to any of the Loan Documents, including any Insolvency Proceeding or any adversary proceeding or contested matter therein, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13     DEFINITIONS
       -----------

13.1   Definitions.

       In this Agreement:

       "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed to Borrower in connection with its sale or lease of goods or provision of services (including licensing of software, other technology and Intellectual Property), all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

       "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

       "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

       "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

       "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

       "Borrowing Base" is 65% of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank
                                                   --------  -------
may revise the percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

     "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "Cash Management Services" are defined in Section 2.1.4.

     "Closing Date" is the date of this Agreement.

     "Code" is the California Uniform Commercial Code.

     "Collateral" is the property described on Exhibit A and all Intellectual
                                               ---------
Property.

     "Comdisco" is Comdisco, Inc., a Delaware corporation.

     "Committed Revolving Line" is Ten Million Dollars ($10,000,000).

     "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "Credit Extension" is each Advance, Letter of Credit, Term Loan, F/X Forward Contract, or any other extension of credit by Bank for Borrower's benefit.

     "Current Assets" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

     "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

     "Deferred Revenue" is all amounts received in advance of performance and not yet recognized as revenue.

     "Eligible Accounts" are Accounts arising in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties in Section 5; but Bank may change eligibility standards by giving
                         ---
Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

     (a) Accounts that the account debtor has not paid within 60 days of invoice date;

     (b) Accounts from an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

     (c) Credit balances over 90 days from invoice date;

     (d) Accounts from an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

     (e) Accounts from an account debtor that does not have its principal place of business in the United States; provided that such foreign Accounts may be included in Eligible Accounts if they have been pre-approved by Bank, but only to the extent that they do not exceed 25% of the Borrowing Base.

     (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

     (g) Accounts which are offset by debt owned by Borrower to the account debtor, but only up to the amount of the offset (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

     (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

     (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (k) Accounts for which Bank reasonably determines collection to be doubtful.

     "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "FX Forward Contract" is defined in Section 2.1.3.

     "FX Reserve " is defined in Section 2.1.3.

     "GAAP" is generally accepted accounting principles.

     "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Intellectual Property" is:

     (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use them and all license fees and royalties from such use;

     (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

     (c) All design rights which may be available to Borrower now or later created, acquired or held;

     (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

     All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

     "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

    "IP Security Agreement" is the Amended and Restated Intellectual Property Security Agreement to be executed by Borrower and Bank.

     "Letter of Credit" is defined in Section 2.1.2.

     "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Loan Documents" are, collectively, this Agreement, the IP Security Agreement, any UCC-1 or UCC-2 statements, the Subordination Agreement, any notes or guaranties executed by Borrower or Guarantor, and any other present or future instruments or agreement between Borrower and Bank or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

     "Material Adverse Change" is defined in Section 8.3.

     "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "Original Agreement" is defined in recital paragraph A.

     "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     "Permitted Indebtedness" is:

     (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

     (b) Indebtedness existing on the Closing Date and shown on the Schedule;

     (c) Subordinated Debt;

     (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

     (e)  Indebtedness secured by Permitted Liens.

     "Permitted Investments" are:

     (a)  Investments shown on the Schedule and existing on the Closing Date;
and

     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

     "Permitted Liens" are:

     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over
                                                   --
any of Bank's security interests;

     (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the
                                          --
property and improvements and the proceeds of the equipment;

     (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security
            --
interest;

     (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension,
                                                            ---
renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

     "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "Revolving Maturity Date" is June 30, 2001.

     "Schedule" is any attached schedule of exceptions.

     "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

     "Subordination Agreement" is the Subordination Agreement dated January 7,
                                                                    ----------
1999 by and among Bank, Borrower and Comdisco.
----

     "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries, plus fifty percent (50%) of Deferred Revenue,
                               ----
minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such
-----
as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.
                                                   ---

     "Term Loan" is defined in Section 2.1.5.

     "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

     "Trademarks" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business associated with or symbolized by the trademarks.


BORROWER:

CROSSWORLDS SOFTWARE, INC.


By: /S/ SIGNATURE ILLEGIBLE
   -----------------------------------------
Title: Chief Financial Officer & Senior VP
      --------------------------------------

BANK:

SILICON VALLEY BANK

By: /S/ SIGNATURE ILLEGIBLE
   -----------------------------------------
Title:         VP
      --------------------------------------

          AMENDED & RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This Amended and Restated Intellectual Property Security Agreement is entered into as of June 30, 2000 by and between SILICON VALLEY BANK ("Bank") and CROSSWORLDS SOFTWARE, INC. ("Grantor").


                                   RECITALS
                                   --------

     A. Bank and Grantor are parties to that certain Loan and Security Agreement dated December 10, 1996, as amended by that certain First Amendment to Loan and Security Agreement dated September 29, 1997, that certain Second Amendment to Loan and Security Agreement dated October 28, 1998, and various Loan Modification Agreements, among other documents, (collectively, as so amended, the "Original Agreement").

     B. Bank has made and has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in the Original Agreement and in that certain Amended and Restated Loan and Security Agreement by and between Bank and Grantor dated as of September __, 2000 (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"). Capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks, Patents, and Mask Works to secure the obligations of Grantor under the Loan Agreement.

     C. Pursuant to the terms of the Original Agreement and the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

     D. Bank and Grantor are parties to that certain Intellectual Property Security Agreement dated as of October 28, 1998 ("Existing IP Security Agreement"). Grantor and Bank desire in this Agreement amend and restate in its entirety without novation the Existing IP Security Agreement in accordance with the provisions hereof.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

                                   AGREEMENT
                                   ---------

     Grantor acknowledges and reaffirms Bank's existing security interest created pursuant to the Existing IP Security Agreement as security for all Obligations and performance of each of Borrower's duties under the Loan Agreement and the Loan Documents. This Agreement amends, restates and supercedes the existing Intellectual Property Security Agreement in its entirety without novation.

     To secure its Obligations under the Loan Agreement and the Loan Documents, Grantor grants and pledges to Bank a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents, Trademarks and Mask Works listed on Schedules A, B, C, and D hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

     This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.


     IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.



                                             GRANTOR:

Address of Grantor:                          CROSSWORLDS SOFTWARE, INC


CrossWorlds Software, Inc.                   By: /S/ SIGNATURE ILLEGIBLE
                                                ----------------------------
577 Airport Blvd.
Burlingame, CA 94010                         Title: Chief Financial Officer
                                                   -------------------------
Attn:_________________________



                                             BANK:

Address of Bank:                             SILICON VALLEY BANK


3003 Tasman Drive                            By: /S/ SIGNATURE ILLEGIBLE
Santa Clara, CA 95054-1191                      ----------------------------
                                             Title:    V.P.
                                                   -------------------------
Attn:_________________________

                                   EXHIBIT A
                                   ---------

                                  Copyrights


                                           Registration/           Registration/
                                           Application             Application
Description                                Number                  Date
-----------                                ------                  ----

                                   EXHIBIT B
                                   ---------

                                    Patents


                                           Registration/           Registration/
                                           Application             Application
Description                                Number                  Date
-----------                                ------                  ----

                                   EXHIBIT C
                                   ---------

                                  Trademarks


                                           Registration/           Registration/
                                           Application             Application
Description                                Number                  Date
-----------                                ------                  ----

                                   EXHIBIT D
                                   ---------

                                  Mask Works


                                           Registration/           Registration/
                                           Application             Application
Description                                Number                  Date
-----------                                ------                  ----